Exhibit 14.(a).1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-14222) of Partner Communications Company Ltd. , of our report dated March 7, 2006, relating to the financial statements, which appears in this Form 20-F.

Tel-Aviv, Israel Date: May 16, 2006	/s/ Kesselman & Kesselman —————————————— Kesselman & Kesselman Certified Public Accountants (Isr.)